Exhibit (e)(3)

FIRST AMENDMENT TO NOVATED DISTRIBUTION AGREEMENT

This first amendment (the “Amendment”) to the novated distribution agreement (the “Agreement”) dated as of September 30, 2021, by and between The Glenmede Fund, Inc. (“Fund Company”), Glenmede Investment Management, LP (“Adviser”) and Quasar Distributors, LLC (together with Fund Company and Adviser, the “Parties”) is effective as of June 21, 2022.

WHEREAS, the Parties desire to amend Exhibit A of the Agreement.

WHEREAS, Section 12, paragraph B of the Agreement allows for its amendment by a written instrument executed by the Parties.

NOW THEREFORE, in consideration of the terms, covenants and conditions contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree to amend the Agreement as follows:

1.	Exhibit A of the Agreement is hereby deleted in its entirety and replaced by Exhibit A attached hereto which reflects the current list of Funds.

2.	Capitalized terms not otherwise defined herein shall have the meanings set forth in the Agreement.

3.	All other terms and conditions of the Agreement remain in effect and are hereby incorporated herein by reference.

IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers.

THE GLENMEDE FUND, INC.

By:	/s/ Chris McGuire
Name/title: Chris McGuire, Treasurer Date: 06/21/22

GLENMEDE INVESTMENT MANAGEMENT, LP
By: Gatepost Partners, LLC, its general partner

By:	/s/ Kent E. Weaver
Name/title: Kent E. Weaver, Director
Date: 6/21/22

QUASAR DISTRIBUTORS, LLC

By:	/s/ Mark Fairbanks
Name/title: Mark Fairbanks, Vice President
Date: 6/21/2022

EXHIBIT A to the DISTRIBUTION AGREEMENT

FUND NAMES

Separate Series of The Glenmede Fund, Inc.

Core Fixed Income Portfolio

Equity Income Portfolio

Global Secured Options Portfolio

High Yield Municipal Portfolio

Quantitative International Equity Portfolio

Quantitative U.S. Large Cap Core Equity Portfolio

Quantitative U.S. Large Cap Growth Equity Portfolio

Quantitative U.S. Large Cap Value Equity Portfolio

Quantitative U.S. Long/Short Equity Portfolio

Quantitative U.S. Small Cap Equity Portfolio

Quantitative U.S. Total Market Equity Portfolio

Responsible ESG U.S. Equity Portfolio

Secured Options Portfolio

Short Term Tax Aware Fixed Income Portfolio

Small Cap Equity Portfolio

Strategic Equity Portfolio

Women in Leadership U.S. Equity Portfolio